EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of
Breeze-Eastern Corporation
We consent to the incorporation by reference in Registration Statement Nos. 333-75026, 333-93085, 333-124886, and 333-140368 on Form S-8 of our report dated June 28, 2010, relating to the consolidated financial statements and financial statement schedule of Breeze-Eastern Corporation, and management’s report on internal control over financial reporting, which appear in the Annual Report on Form 10-K for the year ended March 31, 2010.
/s/ Marcum LLP
Bala Cynwyd, Pennsylvania
June 28, 2010